UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2003

MERISTAR HOSPITALITY CORPORATION
(Exact name of registrant as specified in its charter)

1-11903
(Commission File Number)

MARYLAND (State or other jurisdiction of incorporation)	72-2648842 (I.R.S. Employer Identification No.)

4501 NORTH FAIRFAX DRIVE
ARLINGTON, VIRGINIA 22203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 812-7200

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On October 8, 2003, MeriStar Hospitality Corporation completed the sale of the 71-room Santa Barbara Inn in California for $16.5 million, or approximately $232,000 per room. Proceeds from the sale may be used to repay senior debt, to reinvest in the company’s existing properties or to fund hotel acquisitions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY CORPORATION

	By:	/s/ Jerome J. Kraisinger Jerome J. Kraisinger Executive Vice President, Secretary and General Counsel

Date: October 14, 2003